Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED EQUITY INCOME FUND, INC. (the “Corporation”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Capital Appreciation Fund, a portfolio of Federated Equity Funds, into Federated Equity Income Fund, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ John F. Donahue		December 13, 2012
John F. Donahue	Director

/s/ J. Christopher Donahue		December 13, 2012
J. Christopher Donahue	President and Director
(Principal Executive Officer)

/s/ Richard A. Novak		December 13, 2012
Richard A. Novak	Treasurer
(Principal Financial Officer)

/s/ Nicholas P. Constantakis		December 13, 2012
Nicholas P. Constantakis	Director

/s/ John F. Cunningham		December 13, 2012
John F. Cunningham	Director

/s/ Maureen Lally-Green		December 13, 2012
Maureen Lally-Green	Director

Reorganization of Federated Capital Appreciation Fund, a portfolio of Federated Equity Fund, into Federated Equity Income Fund, Inc.

/s/ Peter E. Madden		December 13, 2012
Peter E. Madden	Director

/s/ Charles F. Mansfield, Jr.		December 13, 2012
Charles F. Mansfield, Jr.	Director

/s/ Thomas M. O’Neill		December 13, 2012
Thomas M. O’Neill	Director

/s/ John S. Walsh December 13, 2012

John S. Walsh Director